Exhibit 3.90(a)
C OMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION SCC619 ARTICLES OF INCORPORATION (07/05) OF A VIRGINIA STOCK CORPORATION The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows: 1. The name of the corporation is USP Virginia Beach, Inc. 2. The number of shares authorized to be issued by the corporation is 1,000 3. A. The name of the corporation's initial registered agent is C T Corporation System B. The initial registered agent is (mark appropriate box): (1) an individual who is a resident of Virginia and an initial director of the corporation. a member of the Virginia State Bar. Or (2) a domestic or foreign stock Or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia. 4. A. The corporation's initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is 4701 Cox Road, Suite 301 Glen Allen, VA 23060-6802 (number/Street) (city or town) (zip) B. The registered office is physically located in the county or city of Henrico 5. The initial directors are: NAME(S) ADDRESS(ES) William H. Wilcox 15305 Dallas Parkway Suite 1600 Addison, TX 75001 6. INCORPORATOR(S): Alex Jenkins SIGNATURE(S) PRINTED NAME(S) Telephone number (optional): See instructions on the reverse.